Exhibit 99.1

NEWS RELEASE

For release August 7, 2006

Contact: John T. Hillman @ 310/255-4438 or 310/255-4493

ANWORTH MORTGAGE ASSET CORPORATION REPORTS
LOSS OF $(0.28) PER SHARE FOR SECOND QUARTER OF 2006

          SANTA MONICA, California – (August 7, 2006) – For the quarter ended June 30, 2006 and based on a weighted average of 45.4 million fully diluted shares outstanding, Anworth Mortgage Asset Corporation (NYSE: ANH) announced today an unaudited net loss to common stockholders of $12.9 million, or $(0.28) per share. This net loss included the loss of approximately $10 million from the sale of approximately $400 million in agency mortgage-backed securities.

          Agency mortgage-backed securities held at June 30, 2006 were approximately $4.57 billion and were allocated as follows:  29% agency ARMs, 55% agency hybrid ARMs, 16% agency fixed-rate mortgage-backed securities and less than 1% agency floating-rate CMOs.

          At June 30, 2006, the weighted average coupon of the agency mortgage-backed securities held by Anworth was 5.34% and the quarter-end unamortized premium was $76 million, or 1.7% of the par value.  During the quarter, the expense of amortizing the agency securities premium (based on prepayments and scheduled payments) was $7.6 million, compared to $9.5 million during the fourth quarter of 2005. During the quarter ended June 30, 2006, the constant prepayment rate (“CPR”) of the agency mortgage-backed securities was 29% and the CPR of the adjustable-rate and hybrid adjustable-rate agency mortgage-backed securities was 30%.  For the agency ARM and hybrid assets, the weighted average term to the next interest rate reset date was 23 months.  During the quarter ended June 30, 2006, the CPR of the mortgage-related assets held by Belvedere Trust Mortgage Corporation (or “Belvedere Trust”) was 34% and the weighted average coupon on its mortgage-related assets was 5.49%. The average cost of Belvedere Trust’s mortgage-related assets was 101.3%.

          Relative to Anworth’s agency MBS portfolio at quarter end, the outstanding repurchase agreement balance was $4.18 billion with an average interest rate of 4.94% and an average maturity of 67 days.  After adjusting for collateralized interest rate swap transactions, the average interest rate was 4.78% with an average maturity of 251 days.  During the quarter ended June 30, 2006 and relative to average agency earnings assets, interest income earned was 4.93%, amortization of premium was 0.69% and the average cost of funds was 4.60%, resulting in an interest rate spread of (0.36)%.

          During the quarter ended June 30, 2006, Anworth’s average equity investment in Belvedere Trust was $100 million.  At quarter end, Belvedere Trust did not have any residential mortgage loans held for securitization and securitized mortgage loans were $2.0 billion.  Belvedere Trust lost $107 thousand during the quarter ended June 30, 2006, which includes approximately $221 thousand in additional costs incurred relating to its delayed IPO. In addition, the continued increase in the interest rate of its repurchase agreement financing resulted in a reduction in Belvedere Trust’s net interest income. At June 30, 2006, the average FICO score of Belvedere Trust’s loan portfolio was 726 and the average LTV was 72%.

          Total stockholders’ equity at June 30, 2006 was $460.4 million, consisting of preferred stockholders’ equity of approximately $46.9 million and common stockholders’ equity of approximately $413.5 million.  The common stockholders’ equity resulted in a book value per share of $9.11 based on 45.4 million shares of common stock outstanding at June 30, 2006.

          Average common stockholders’ equity for the quarter ended June 30, 2006 was $419.6 million.

          Commenting on Anworth’s operations, Lloyd McAdams, Anworth’s Chairman, President and Chief Executive Officer, stated, “The interest expense on our repurchase agreement financing has continued to increase almost in step with increases in the Federal Funds rate. The interest rate earned on our adjustable-rate assets, which have longer reset periods, are increasing at a slower rate and over a longer period. During any upcoming period when there are no increases in short-term interest rates, we expect the interest rate of our assets to continue to increase until these assets are fully indexed to their benchmark interest rate plus the appropriate margin.”

About Anworth Mortgage Asset Corporation

          Anworth is a mortgage real estate investment trust (REIT) which invests in mortgage assets, including mortgage pass-through certificates, collateralized mortgage obligations, mortgage loans and other real estate securities.  Anworth generates income for distribution to shareholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings.  Through its wholly-owned subsidiary, Belvedere Trust Mortgage Corporation, Anworth also invests in high quality jumbo adjustable-rate mortgages and finances these loans though securitizations.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

          This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets, increases in default rates of the mortgage loans acquired by our mortgage loan subsidiaries, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management’s ability to manage our growth. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:
Anworth Mortgage Asset Corporation
John T. Hillman
(310) 255-4438 or (310) 255-4493

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	June 30, 2006	December 31, 2005

	(unaudited)
ASSETS
Agency mortgage-backed securities:
Agency mortgage-backed securities pledged to counterparties at fair value	$4,401,280	$4,302,139
Agency mortgage-backed securities at fair value	166,583	222,544

	4,567,863	4,524,683
Other mortgage-backed securities:
Other mortgage-backed securities pledged to counterparties at fair value	161,076	91,153
Other mortgage-backed securities at fair value	10,050	4,776

	171,126	95,929
Residential real estate loans	2,012,512	2,497,881
Allowance for loan losses	(1,267)	(1,655)
Cash and cash equivalents	588	8,248
Restricted cash	—	1,250
Interest and dividends receivable	34,388	32,740
Derivative instruments at fair value	16,462	12,948
Prepaid expenses and other	10,714	12,225

	$6,812,386	$7,184,249

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accrued interest payable	$30,047	$43,084
Repurchase agreements (Anworth)	4,180,593	4,099,410
Repurchase agreements (Belvedere Trust)	362,283	429,919
Whole loan financing facilities	—	493
Mortgage-backed securities issued	1,723,749	2,069,634
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	762	—
Dividends payable on preferred stock	1,011	1,011
Dividends payable on common stock	—	908
Accrued expenses and other	16,046	19,167

	$6,351,871	$6,701,006

Minority interest	$90	$144
Stockholders’ equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidation preference $25.00 per share; authorized 20,000 shares, 1,876 and 1,876 shares issued and outstanding, respectively	$45,397	$45,397
Common Stock: par value $0.01 per share; authorized 100,000 shares, 45,379 and 45,397 issued and outstanding, respectively	454	454
Additional paid-in capital	526,886	527,020
Accumulated other comprehensive loss consisting of unrealized losses	(85,877)	(75,620)
Accumulated deficit	(24,580)	(12,125)
Unearned restricted stock	(1,855)	(2,027)

	$460,425	$483,099

	$6,812,386	$7,184,249

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2006	2005	2006	2005

Interest income net of amortization of premium and discount	$73,951	$71,713	$149,363	$138,523
Interest expense	(74,893)	(60,529)	(145,785)	(109,661)

Net interest income (loss)	(942)	11,184	3,578	28,862

Loss on sale of agency MBS	(10,207)	—	(10,207)	—
Gain on sale of other MBS	1,162	—	1,162	—
Loss on sale of loans	—	—	(5)	—
Expenses:
Compensation and benefits	(796)	(894)	(1,662)	(1,772)
Incentive compensation	—	(87)	—	(851)
Provision for loan losses	(50)	(273)	(238)	(570)
Other expenses	(1,064)	(970)	(2,207)	(2,091)

Total expenses	(1,910)	(2,224)	(4,107)	(5,284)

(Loss) income from operations before minority interest	(11,897)	8,960	(9,579)	23,578

Minority interest in net loss (income) of a subsidiary	5	(105)	54	(241)

Net (loss) income	$(11,892)	$8,855	$(9,525)	$23,337

Dividend on Series A Cumulative Preferred Stock	$(1,011)	$(1,011)	$(2,022)	$(1,879)

Net (loss) income available to common stockholders	$(12,903)	$7,844	$(11,547)	$21,458

Basic (loss) earnings per share	$(0.28)	$0.16	$(0.25)	$0.45

Weighted average number of shares outstanding	45,372	47,637	45,380	47,240

Diluted (loss) earnings per share	$(0.28)	$0.16	$(0.25)	$0.45

Weighted average number of diluted shares outstanding	45,372	47,668	45,380	47,274